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                      AMENDMENT TO THE PARTICIPATION AGREEMENT
                              DATED DECEMBER 15, 1997
                                    BY AND AMONG
                              OCC ACCUMULATION TRUST,
                        OCC DISTRIBUTORS, OPCAP ADVISORS AND
                  TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY


     This is an amendment to the December 15, 1997 Participation Agreement ("Agreement") among OCC Accumulation Trust, OCC Distributors, OpCap Advisors and Transamerica Life Insurance and Annuity Company.

     The following separate accounts of Transamerica Life Insurance and Annuity Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Separate Account VA-6
Separate Account VA-7

September 8, 1998

                                   OCC ACCUMULATION TRUST

                                   By:    s/ Deborah Kaback
                                      ----------------------------
                                   Name:  Deborah Kaback
                                   Title:  Secretary

                                   OCC DISTRIBUTORS

                                   By:    s/ Thomas E. Duggan
                                      ----------------------------
                                   Name:  Thomas E. Duggan
                                   Title:  Secretary

                                   TRANSAMERICA LIFE INSURANCE
                                   AND ANNUITY COMPANY

                                   By:    s/ Reid A. Evers
                                      ----------------------------
                                   Name:  Reid A. Evers
                                   Title:  Second Vice President and
                                            Assistant General Counsel

                                   OPCAP ADVISORS

                                   By:    s/ Bernard H. Garil
                                      ----------------------------
                                   Name:  Bernard H. Garil
                                   Title:  President